BA Holdings, Inc., U.S. Biggleswick Limited, England and Wales GTM Technologies LLC, U.S. Hart Metals Inc., U.S. Lumina Trustee Limited, England and Wales Luxfer Australia PTY Limited, Australia Luxfer Canada Limited, Canada Luxfer Gas Cylinders (Shanghai) Co., Limited, People’s Republic of China Luxfer Gas Cylinders China Holdings Limited, England and Wales Luxfer Gas Cylinders Limited, England and Wales Luxfer Gas Cylinders S.A.S., France Luxfer Germany GmBH, Germany Luxfer Group 2000 Limited, England and Wales Luxfer Group Limited, England and Wales Luxfer Group Services Limited, England and Wales Luxfer Holdings, NA. LLC, U.S. Luxfer Magtech International Limited, England and Wales Luxfer Magtech, Inc., U.S. Luxfer Overseas Holdings Limited, England and Wales Luxfer Utah LLC, U.S. Luxfer, Inc. U.S. Magnesium Elektron CZ s.r.o., Czech Republic Magnesium Elektron Limited, England and Wales Magnesium Elektron North America, Inc., U.S. MEL Chemicals China Limited, England and Wales MEL Chemicals, Inc., U.S. Niagra Metallurgical Products Limited, Canada Reade Manufacturing, Inc., U.S.